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                                                                EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, dated November 11, 1994, included in Oneita Industries, Inc.,'s Form 10K/A for the year ended September 30, 1994, and to the incorporation by reference of our report into the Company's previously filed Registration Statements on Form S-8 (Registration No. 33-30576, 33-34778, 33-62970 and 33-75834) and
Amendment No. 2 to Form S-3 Registration Statement (Registration No. 33-88600) and Post-Effective Amendment No. 3 to Form S-3 Registration Statement (Registration No. 33-70524), and to all references to our Firm included in these Registration Statements.



/s/ Arthur Andersen LLP

Columbia, South Carolina
     March 20, 1995.